Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Harbor Acquisition Corporation and Subsidiary

We have audited the accompanying consolidated balance sheets of Harbor Acquisition Corporation and Subsidiary (a company in the development stage) as of May 1, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2006 to May 1, 2006, June 20, 2005 (inception) to December 31, 2005 and the cumulative period from June 20, 2005 (inception) to May 1, 2006.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harbor Acquisition Corporation and Subsidiary as of May 1, 2006 and December 31, 2005, and the results of their operations and their cash flows for the periods from January 1, 2006 to May 1, 2006, June 20, 2005 (inception) to December 31, 2005, and the cumulative period from June 20, 2005 (inception) to May 1, 2006 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 8, 2006

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Consolidated Balance Sheets

	May 1, 2006	December 31, 2005
Assets
Current:
Cash	$167,647	$6,654
Cash held in trust	77,840,000	—
Cash held in trust from Underwriter	1,620,000	—
Prepaid Expense	13,600	—
Total current assets	79,641,247	6,654
Deferred offering costs	—	303,509
Total Assets	$79,641,247	$310,163

Liabilities And Stockholders’ Equity

Current Liabilities
Accrued Offering Expenses	$303,000	$210,000
Accrued Expenses	15,300	5,000
Notes Payable, Stockholders	150,000	75,000
Advance due to stockholder	5,000	—
Due to Underwriter	1,620,000	—
Total Liabilites	2,093,300	290,000

Common stock subject to possible conversion, 2,758,620 shares at conversion value	15,560,216	—

Commitments

Stockholders’ Equity

Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common Stock, $.0001 par value, 70,000,000 shares authorized; 16,800,000 shares (which includes 2,758,620 subject to possible conversion) and 3,000,000 shares issued and outstanding at May 1, 2006 and December 31, 2005 respectively	1,680	300
Additional Paid in Capital	61,994,079	24,700
Deficit Accumulated during the development stage	(8,028)	(4,837)
Total Stockholders’ Equity	61,987,731	20,163

Total Liabilities and Stockholders’ Equity	$79,641,247	$310,163

See notes to consolidated financial statements

Harbor Acquisiton Corporation and Subsidiary

(A Development Stage Company)

Consolidated Statements of Operations

			For the period
		For the period	from June 20, 2005
	For the period from	from June 20, 2005	(inception) to
	January 1, 2006	(inception) to	May 1, 2006
	to May 1, 2006	December 31, 2005	(cumulative)

Interest income	$25	$163	$188

Operating Expenses

General & Administrative	3,216	5,000	8,216

Net Income (Loss)	$(3,191)	$(4,837)	$(8,028)

Weighted Average number of common shares outstanding - basic and diluted	3,690,000	3,000,000	3,262,857

Income (Loss) per Share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

See notes to consolidated financial statements

Harbor Acquisition Corporation and Subsidiary

(A Development Stage Company)

Consolidated Statements of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in-	Development
	Shares	Amount	Capital	Stage	Total

Stock issued June 22, 2005 at $.008 per share	3,000,000	$300	$24,700	$—	$25,000

Net Loss				(4,837)	(4,837)

Balance at December 31, 2005	3,000,000	$300	$24,700	$(4,837)	$20,163

Sale of Private Placement Warrants	—	—	1,300,000	—	1,300,000

Sale of 13,800,000 Units net of underwriter’s discount and offering expenses (includes 2,758,620 shares subject to possible conversion)	13,800,000	1,380	76,229,495	—	76,230,875

Proceeds subject to possible conversion of 2,758,620 shares	—	—	(15,560,216)	—	(15,560,216)

Sale of underwriter option	—	—	100	—	100

Net Loss	—	—	—	(3,191)	(3,191)

Balance at May 1, 2006	16,800,000	$1,680	$61,994,079	$(8,028)	$61,987,731

See notes to consolidated financial statements

Harbor Acquisiton Corporation and Subsidiary

(A Development Stage Company)

Consolidated Statements of Cash Flows

		For the period	For the period
		from	from
	For the period	June 20, 2005	June 20, 2005
	from	(inception)	(inception)
	January 1, 2006	to December 31,	to May 1, 2006
	to May 1, 2006	2005	(cumulative)

Cash Flows From Operating Activities

Net Loss	$(3,191)	$(4,837)	$(8,028)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities:
Change in Accrued Expenses (Decrease) Increase	(3,300)	5,000	1,700

Net Cash (used in) provided by Operating Activities	(6,491)	163	(6,328)

Cash Flows From Investing Activites

Cash held in Trust Account	(79,460,000)	—	(79,460,000)

Net Cash used in Investing Activities	(79,460,000)	—	(79,460,000)

Cash Flows From Financing Activites

Proceeds from public offering	82,800,000	—	82,800,000
Proceeds from private placement of warrants	1,300,000	—	1,300,000
Proceeds from issuance of underwriting option	100	—	100
Proceeds from sale of stock	—	25,000	25,000
Proceeds from notes payable, Stockholders	150,000	75,000	225,000
Payments of notes payable, Stockholders	(75,000)	—	(75,000)
Payment of offering costs	(4,547,616)	(93,509)	(4,641,125)

Net Cash provided by Financing Activities	79,627,484	6,491	79,633,975

Net increase in Cash	160,993	6,654	167,647

Cash at beginning of period	6,654	—	—

Cash at end of period	$167,647	$6,654	$167,647

Supplemental schedule of non-cash financing activities:
Accrual of Public Offering costs	$293,000	$210,000	$303,000
Advance due to Stockholder for Public Offering costs	$5,000	$—	$5,000
Accrual of deferred underwriting fees	$1,620,000	$—	$1,620,000

See notes to consolidated financial statements

Harbor Acquisition Corporation and Subsidiary
(A Development Stage Company)

Notes to Consolidated Financial Statements

1. Organization and Business Operations

Harbor Acquisition Corporation was incorporated in Delaware on June 20, 2005 as a blank check company whose objective is to acquire an operating business. The consolidated financial statements include the accounts of Harbor Acquisition Corporation and its wholly owned subsidiary Harbor Acquisition Security Corporation, (collectively referred to as the “Company”). All significant intercompany transactions and balances have been eliminated. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

All activity from June 20, 2005 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note 3) was declared effective April 25, 2006. The Company consummated the Public Offering on May 1, 2006, and preceding the consummation of the Public Offering on May 1, 2006 certain officers, directors, and initial shareholders of the Company purchased an aggregate of 2,000,000 warrants at $.65 per warrant from the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the offering, but the purchasers in the Private Placement have waived their rights to receive any distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received net proceeds from the Private Placement and the Offering of approximately $77,500,000 (Note 3).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering, although substantially all of the net proceeds of this Public Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, $79,460,000 is being held in a trust account (“Trust Fund”) and, commencing May 2, 2006, will be invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) the distribution of the Trust Fund as described below. The placing of funds in the Trust Fund may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Fund, there is no guarantee that they will execute such agreements. Certain of the Company’s directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Fund are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining  proceeds (not held in the Trust Fund), along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares issued in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their

3,000,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding the deferred portion of the underwriters’ non-accountable expense allowance) has been classified as common stock subject to possible conversion on the accompanying May 1, 2006 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriters’ non-accountable expense allowance held in trust (see Note 3).

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

2. Summary of Significant Accounting Policies

A. Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $2,500 and $2,000 at May 1, 2006 and December 31, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at May 1, 2006 and December 31, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

B. Earnings (Loss) per common share:

Basic earnings per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. Potential common stock has not been included in the computation as the effect of the outstanding options and warrants would be anti-dilutive.

C. Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

D. Cash and Cash Equivalents:

For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

E. Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3. Initial Public Offering

On May 1, 2006, the Company sold 13,800,000 units (“Units”) in the Public Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company calls the Warrants, the holder will either have to redeem the Warrants by purchasing the common stock from the Company for $5.00 per share or allow the Company to redeem the Warrants at a price of $.01 per warrant.

 In connection with the Offering, the Company paid the underwriters of the Public Offering (collectively, the “Underwriter”) an underwriting discount of 5.0% of the gross proceeds of the Public Offering ($4,140,000). In addition, a non-accountable expense allowance of 2.25% of the gross proceeds of the Public Offering, excluding the over-allotment option, is due to the Underwriter, who has agreed to deposit the non-accountable expense allowance ($1,620,000) into the Trust Fund until the earlier of the completion of a business combination or the liquidation of the Trust Fund. The Underwriter has further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a business combination. If a business combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to their pro rata share of the deferred non-accountable expense allowance.

On the 90th day after the date of the prospectus or earlier, at the discretion of the Underwriter, the warrants will separate from the Units and begin to trade.

The Underwriter’s over-allotment of 1,800,000 Units was exercised and the 13,800,000 units sold at the closing of the Public Offering include the over — allotment.

Preceding the consummation of the Public Offering on May 1, 2006, certain of the initial stockholders purchased 2,000,000 warrants at a purchase price of $.65 per warrant in a private placement. The proceeds of $1,300,000 were deposited into the Trust Fund, and the initial stockholders will not have any claim on this amount if the Trust Fund is liquidated.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on May 1, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Public Offering.

In connection with this Offering, the Company issued an option, for $100, to the Underwriter to purchase 600,000 Units at an exercise price of $7.50 per Unit, exercisable the later of April 25, 2007 or the consummation of a business combination. The option has a life of five years from the effective date. The Units that would be issued upon exercise of this option are identical to those offered in the Public Offering, except that each of the warrants underlying the option entitles the holder to purchase one share of the Company’s common stock at a price of $6.25 and will have a cashless exercise provision. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholder’s equity. The Company estimated, using the Black-Scholes method, the fair value of the option granted to the underwriter as of the date of grant was approximately $1,516,000 using the following assumptions: (1) expected volatility of 49.3%, (2) risk-free interest rate of 4.635% and (3) expected life of five years.  In order to estimate the volatility, the Company considered the historic volatilities of 22 publicly traded companies that operate within the consumer and industrial products sectors.

4. Deferred Offering Costs

Deferred offering costs consisted principally of legal, accounting, and printing fees incurred prior to the Offering which were directly related the Offering. These costs were charged to Stockholders’ equity upon completion of the Offering.

5. Note Payable, Stockholders

The Company issued an aggregate of $75,000 unsecured promissory notes to two of its Initial Stockholders on June 22, 2005. The notes were non-interest bearing and were payable on the earlier of June 15, 2006 or the consummation of the Public Offering.  Accordingly, the Company paid off the notes on May 1, 2006. Separately, upon the consummation of the Offering, a shareholder loaned the Company $150,000. The loan will bear interest at 4% per annum and will be paid from the interest earned on the amounts in the Trust Fund.  Due to the short term nature of the notes, the fair value of the notes approximates its carrying amount.

6. Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements dated June 22, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

7. Common Stock

On April 14, 2006, the Company’s majority stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 70,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

On April 20, 2006, the Board of Directors approved a stock split to be effected as a stock dividend immediately prior to the closing of the Public Offering. The stock split was executed, and a stock dividend of one share for every 5 shares was issued to the initial stockholders.

8. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

9. Reserved Common Stock

At May 1, 2006, 30,200,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and the underwriter’s purchase option.

10. Trust Fund

For tax planning purposes, the Company assigned its rights to the cash in the Trust Fund to Harbor Acquisition Security Corporation, a wholly-owned Massachusetts subsidiary qualifying as a “security corporation” entitled to a reduced state corporate tax rate.